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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88805) pertaining to the Borders Group, Inc. 1998 Stock Option Plan, the Registration Statement (Form S-8 No. 333-79559) pertaining to the Borders Group, Inc. Management Stock Purchase Plan, Borders Group, Inc. Stock Option Plan, Borders Group, Inc. Employee Stock Purchase Plan, Borders Group, Inc. Director Stock Plan, Borders Group, Inc. 401(k) Plan, and Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico, the Registration Statement (Form S-8 No. 333-114403) pertaining to the Borders Group, Inc. 2004 Long-Term Incentive Plan and the Registration Statement (Form S-8 No. 333-120367) pertaining to the Borders Group, Inc. Non-Qualified Deferred Compensation Plan of our reports dated April 5, 2006, with respect to the consolidated financial statements of Borders Group, Inc. and Borders Group, Inc.'s management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Borders Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 28, 2006.



                                    /s/ Ernst & Young LLP

Detroit, Michigan
April 5, 2006